Exhibit 5.1

[Form of Opinion]

[Letterhead of Wachtell, Lipton, Rosen & Katz]

May [     ], 2022

Garden SpinCo Corporation
3M Center, Building 220-9E-02
St. Paul, Minnesota 55144

Re: Registration Statement on Form S-4s and S-1 (File No. 333-263669)

Ladies and Gentlemen:

We are acting as counsel to 3M Company, a Delaware Corporation (“3M”), and are furnishing this opinion letter to 3M in connection with the filing of a Registration Statement on Forms S-4 and S-1 (Reg. No. 333-263669) (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) by Garden SpinCo Corporation, a Delaware corporation and wholly owned subsidiary of 3M (“Garden SpinCo”), relating to up to an aggregate of 111,501,206 shares of Garden SpinCo’s common stock, par value $0.01 per share (the “Garden SpinCo Common Stock”), to be distributed to shareholders of 3M pursuant to the exchange offer described in the Registration Statement or, under the circumstances described in the Registration Statement, the pro rata spin-off described in the Registration Statement.

For purposes of giving this opinion, we have examined the Registration Statement, the Separation and Distribution Agreement by and among 3M, Garden SpinCo and Neogen Corporation, dated as of December 13, 2021 (the “Separation Agreement”), the Agreement and Plan of Merger by and among 3M, Garden SpinCo, Neogen Corporation and Nova RMT Sub Inc., dated as of December 13, 2021, the Certificate of Incorporation of Garden SpinCo, as amended, and the By-Laws of Garden SpinCo. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion.  As to questions of fact material to this opinion, we have relied, with 3M’s and/or Garden SpinCo’s approval, as applicable, upon oral and written representations of 3M and Garden SpinCo and certificates or comparable documents of public officials and of officers and representatives of 3M and Garden SpinCo.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the shares of Garden SpinCo Common Stock that have been issued prior to the date hereof are, and the additional shares of Garden SpinCo Common Stock to be issued in accordance with the Separation Agreement will be when so issued, duly authorized, validly issued, fully paid and nonassessable.

We are members of the bar of the State of New York.  Garden SpinCo is a Delaware corporation, and we have not considered, and we express no opinion as to, any law other than the Delaware General Corporation Law (including the statutory provisions, and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement and in the related prospectus contained therein as the attorneys who passed upon the legality of the shares of Garden SpinCo Common Stock to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.  This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,